A. M. Castle & Co.
Supplement: Q4 and Full Year 2013 Earnings Conference Call

February 25, 2014

NYSE: CAS

Forward Looking Statements

Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the company assumes no obligation to update the information included in this release. Such forward-looking statements include, but are not limited to, statements concerning our possible or assumed future results of operations, and our expectations and estimates relating to restructuring activities, including restructuring charges and timing of cash payments related thereto, and operational flexibility, savings, and efficiencies from such restructuring actions. These statements often include words such as "believe," "expect," "anticipate," "intend," "goal," "plan," "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these risk factors, see the risk factors identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2012. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any updates or revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

Regulation G & Other Cautionary Notes

This presentation includes non-GAAP financial measures to assist the reader in understanding our business. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U. S. GAAP ("GAAP"). However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the appendix to this presentation, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision/benefit for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company's operating results. EBITDA should not be considered as an alternative to net income or any other item calculated in accordance with U.S. GAAP, or as an indicator of operating performance. Our definition of EBITDA used here may differ from that used by other companies. Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company's financial performance. Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

The financial information herein contains information generated from audited financial statements and unaudited information and has been prepared by management in good faith and based on data currently available to the Company.

Status of Primary Macro Data Points

- **PMI:** *(Institute for Supply Management)*
  - Average PMI for Q4’13 was 57 versus 56 for Q3’13 and 51 for Q4’12
- **North American Rig Count:** *(Baker Hughes)*
  - Average weekly rig counts for 2013 were down approximately 7% compared to 2012
- **Aerospace Build Rates:**
  - Commercial aircraft and foreign defense build rates and orders remained solid in Q4’13

Inventory Reduction & Restructuring Update

- **Replacement cost inventory levels:**
  - Reduced by $33 million in Q4'13
  - Reduced by $98 million in 2013
- **DSI:**
  - 180 for 2013 compared to 187 for 2012
  - DSI of 150 days targeted for end of 2014
- **$10 million of restructuring charges in 2013, as expected**
- **Annualized structural cost reductions of approximately $21 million were implemented in 2013**
- **Three additional facility consolidations planned in 2014, as previously announced**

Commercial Improvement Strategy

Strategic Objective	Target Completion Date
• Realign sales organization into geographic territories where local teams are accountable for selling all of our products and services	Fully implemented as of January 1, 2014
• Establish clear territory growth expectations supported by tracking metrics including standardized territory sales plans focused on alignment and accountability and real time performance tracking and enterprise ratings	Metrics established in Q4 2013 – sales plans and performance tracking began in Q1 2014
• Re-energize Strategic Account Team to leverage our global locations, maximize value and help our customers profitably grow their business	Team structure established in Q4 2013 – target accounts and tracking metrics implemented in Q1 2014
• Localize certain pricing, inventory, lead time and delivery decisions to improve customer satisfaction in local markets	Local pricing on core items to be implemented in Q2 2014
• Executive level and branch review of customer accounts to ensure all facets of the organization have visibility to customer needs and expectations	To be implemented in Q1 2014

Selected Results

SELECTED CONSOLIDATED RESULTS [1] (Unaudited - $ are in Millions, except per share)	Three Months Ended December 31,		Year Ended December 31,	
	2013	2012	2013	2012
Net Sales	$ 233	$ 274	$ 1,053	$ 1,270
Metals	$ 200	$ 242	$ 918	$ 1,144
Plastics	$ 33	$ 32	$ 135	$ 126
Gross Material Margins	26%	25%	26%	27%
Operating Expenses	$ 70	$ 68	$ 290	$ 303
Operating Expense Margin	30%	25%	27%	24%
Operating (Loss) Income	$ (8)	$ 2	$ (16)	$ 40
Operating (Loss) Income Margin	(3)%	1%	(1)%	3%
Interest Expense, Net	$ 13	$ 11	$ 43	$ 57
EBITDA [2]	$ 0	$ 9	$ 16	$ 74
EBITDA Margin	0%	3%	1%	6%
Net Loss, as Reported	$ (13)	$ (6)	$ (34)	$ (10)
Net Loss per diluted share, as Reported	$ (0.54)	$ (0.24)	$ (1.46)	$ (0.42)
Adjusted Non-GAAP Net (Loss) Income [3]	$ (13)	$ (5)	$ (28)	$ 6
Adjusted Non-GAAP Net (Loss) Income per diluted share [3]	$ (0.58)	$ (0.24)	$ (1.21)	$ 0.26

[1] Sum of fourth quarter and prior periods may not tie to full year results due to rounding.
[2] Earnings before interest, taxes and depreciation and amortization. Non-GAAP information. Refer to reconciliation in the Appendix.
[3] Non-GAAP net (loss) income adjustments relate to unrealized (gains) losses on commodity hedges for all periods, restructuring charges for the 2013 periods and unrealized loss on debt conversion option and CEO transition costs for the year ended December 31, 2012. All amounts are net of tax. Refer to reconciliation in the Appendix.

Liquidity and Balance Sheet

SELECTED CONSOLIDATED RESULTS *($ are in Millions)*	Year Ended December 31,	
Unaudited	2013	2012
Cash From Operations	$ 74	$ 5
Cash Paid for CapEx	$ (12)	$ (11)
Avg Days Sales in Inventory	180	187
Avg Receivables Days Outstanding	51	49

SELECTED CONSOLIDATED RESULTS *($ are in Millions)*	As of December 31,	
Unaudited	2013	2012
Total Debt (net of unamortized discounts) [1]	$ 246	$ 297
Cash and Cash Equivalents	31	22
Total Debt less Cash and Cash Equivalents ("Net Debt")	$ 215	$ 275
Stockholders' Equity	310	337
Total Debt plus Stockholders' Equity ("Capital")	$ 556	$ 634
Net Debt to Total Capital	39%	43%

[1] Includes balance of $40.0 million under the revolving credit facilities at December 31, 2012. There were no cash borrowings under the revolving credit facilities as of December 31, 2013.

APPENDIX

SEC Regulation G Non-GAAP Reconciliation

Reconciliation of Adjusted Non-GAAP Net (Loss) Income to Reported Net Loss:	Three Months Ended December 31,		Year Ended December 31,	
($ are in Millions, except per share data) *Unaudited*	2013	2012	2013	2012
Net Loss, as reported	$(12.6)	$ (5.6)	$(34.0)	$ (9.7)
Restructuring Charges	0.3	—	10.2	—
Unrealized loss on Debt Conversion Option	—	—	—	15.6
CEO Transition Costs, Net	—	—	—	0.5
Unrealized Gains (Losses) on Commodity Hedges	(0.2)	0.3	0.4	0.2
Tax Effect of Adjustments	(0.9)	(0.1)	(4.7)	(0.3)
Adjusted Non-GAAP Net (Loss) Income	$(13.4)	$ (5.4)	$(28.1)	$ 6.3
Adjusted Non-GAAP Basic (Loss) Income Per Share	$ (0.58)	$ (0.24)	$ (1.21)	$ 0.27
Adjusted Non-GAAP Diluted (Loss) Income Per Share	$ (0.58)	$ (0.24)	$ (1.21)	$ 0.26

Non-GAAP Reconciliation

Reconciliation of EBITDA and of Adjusted EBITDA to Net Loss *($ are in Millions)* *Unaudited*	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2012
Net Loss	$ (12.6)	$ (5.6)	$ (34.0)	$ (9.7)
Depreciation and Amortization Expense	6.6	6.5	26.2	25.8
Interest Expense, Net	10.1	10.7	40.6	41.1
Interest Expense – Unrealized Loss on Debt Conversion Option	—	—	—	15.6
Loss on Extinguishment of Debt	2.6	—	2.6	—
Income Taxes	(6.4)	(2.8)	(19.8)	1.4
EBITDA	0.3	8.8	15.6	74.2
Non-GAAP Net (Loss) Income Adjustments [1]	0.1	0.3	10.6	0.7
Adjusted EBITDA	$ 0.4	$ 9.1	$ 26.2	$ 74.9

[1] Non-GAAP net (loss) income adjustments relate to restructuring charges for the 2013 periods, CEO transition costs for the year ended December 31, 2012 and unrealized (gains) losses on commodity hedges for all periods presented. Refer to 'Reconciliation of Adjusted Non-GAAP Net (Loss) Income to Reported Net Loss' table.

Non-GAAP Reconciliation

Reconciliation of Operating Expenses excluding Restructuring Charges to Operating Expenses *($ are in Millions)* *Unaudited*	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2012
Operating Expenses	$ 69.6	$ 67.8	$289.6	$303.3
Restructuring Charges	0.3	—	9.0	—
Operating Expenses excluding Restructuring Charges	$ 69.3	$ 67.8	$280.6	$303.3
Operating Expense Margin excluding Restructuring Charges	30%	25%	27%	24%

Thank You

NYSE: CAS